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                                                            Exhibit 99.2


                         AMENDMENT TO AGREEMENT AND PLAN
                           OF CONTRIBUTION AND MERGER


     THIS AMENDMENT TO AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER (hereinafter called this "Amendment"), is entered into as of February 12, 1995, among Nextel Communications, Inc., a Delaware corporation (the "Company"), Motorola, Inc., a Delaware corporation ("Motorola"), ESMR, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Motorola ("New Sub"), ESMR Sub, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of New Sub ("ESMR Sub"), and the other Subsidiaries of Motorola listed as signatories hereto (the "Motorola SMR Subsidiaries"), and is made with reference to that certain Agreement and Plan of Contribution and Merger dated August 4, 1994 (as heretofore amended by letters between the Company and Motorola dated October 5, 1994 and January 31, 1995, the "Contribution and Merger Agreement") among the Company, Motorola, New Sub, ESMR Sub and the Motorola SMR Subsidiaries (collectively, the "Parties"). Capitalized terms used herein shall have the meanings assigned in the Contribution and Merger Agreement unless otherwise defined herein.

     WHEREAS, the Parties desire to amend the Merger Agreement to amend and add certain provisions therein.

     NOW, THEREFORE in consideration of the premises and of the agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

     1. PRE-CLOSING ACTIONS. Section 2.2(a) of the Contribution and Merger Agreement is hereby amended to replace the language set forth following (i) and preceding (ii) with the following language:

          "(i) change the name of New Sub to "Nextel Communications, Inc." and provide that the authorized capital stock of New Sub shall consist of 430,000,000 shares of capital stock, consisting of 400,000,000 shares of New Sub Class A Common

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          Stock, 20,000,000 shares of New Sub Class B Common Stock and
          10,000,000 shares of preferred stock, par value $.01 per share, of New Sub and".

     2. TERMINATION. Section 9.2 of the Contribution and Merger Agreement is hereby amended to replace "March 31, 1995" with "June 14, 1995." The extension hereunder is expressly conditioned upon the mailing of the Proxy
Statement/Prospectus to stockholders of the Company no later than May 2, 1995.

     3. PROXY STATEMENT/PROSPECTUS. Pursuant to Sections 7.3 through 7.5 of the Contribution and Merger Agreement the Parties confirm their mutual understanding and objective to expeditiously finalize the Proxy Statement/Prospectus that will be used in conjunction with the Nextel Merger reflecting an updated financial and business plan, including plans for existing debt and future financing, prepared by the Company and substantiated to the reasonable satisfaction of Motorola.

     4. PUBLIC ANNOUNCEMENTS. Motorola and the Company will agree upon the timing and content of the initial press release describing this Amendment and will not make statements prior to or following such release that are inconsistent therewith.

     5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              NEXTEL COMMUNICATIONS, INC.

                              By:        /s/  Brian McAuley
                                 ---------------------------------


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                              MOTOROLA, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              ESMR, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              ESMR SUB, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              METRACOM TRUNKED RADIO
                              COMMUNICATIONS SYSTEMS, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              MIJAC ENTERPRISES, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              MOTOROLA SF, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              MOTOROLA SMR, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                                        3

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                              NATIONAL TOWER TRUNKING
                              SYSTEMS, INC.

                              By:        /s/  R.D. Severns
                                 -----------------------------------


                              AIRWAVE COMMUNICATIONS CORP.

                              By:        /s/  R.D. Severns
                                 -----------------------------------

                              MOTOROLA CANADA LIMITED

                              By:        /s/  Joyce Reed
                                 -----------------------------------


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